Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Pre-effective Amendment No. 1 to Form S-1 and the Application for Conversion on Form FR MM-AC of our report dated December 21, 2018, appearing in the Registration Statement and the Application for Conversion relating to the consolidated financial statements of Community First Bancshares, Inc. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and the Application for Conversion.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

October 28, 2020